EXHIBIT 23 (i)

The Law Office of Edward Fackenthal
Ste 209 One Montgomery Plaza
Norristown, Pa. 19401

October 30, 2009

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC 20549
OPINION OF COUNSEL

Re:	Opinion of Counsel

Dear Ladies & Gentlemen:

          It is the opinion of the undersigned counsel for the Company that the shares being registered and referred to herein, will, when sold, be legally issued, fully paid and nonassessable.

BY:	/s/ Edward Fackenthal
Edward Fackenthal